Exhibit 10.2

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

PRIVATE AND CONFIDENTIAL

For Customer’s Retention

Our Ref: E/2019/109923/CP/TT/RC

29 April 2019

TELEDIRECT PTE LTD

750B Chai Chee Road

#04-05 To 08 Technopark @ Chai Chee

Singapore 469002

Attn:	Mr Laurent Junique

Dear Sir(s)/Madam

CREDIT FACILITIES

We, Oversea-Chinese Banking Corporation Limited (the “Bank”), are pleased to make available to you the facilities set out below (collectively “the Facilities” and each a “Facility”), for a total amount not to exceed at any one time S$56,460,000, subject to the following terms and conditions.

The availability of the Facilities is also subject to completion of legal documentation and based on the Standard Terms and Conditions Governing Banking Facilities.

1.	LIMITS/QUANTUM

Limit

1.1	Interest Rate Derivatives	S$7,600,000

1.2	SGD Specific Advance Facility	S$20,000,000

Within SGD Specific Advance Facility limit, sublimit for:

1.2.1	Standby Letters of Credit (Maximum Tenor: 12 months)	(US$2,000,000)

1.3	Refinancing Facility (Principal outstanding as at 26/04/2019)	S$27,360,000

1.4	Banker’s Guarantee	S$1,500,000

	Total:	S$56,460,000

Combined outstanding under 1.2 to 1.2.1 shall not exceed S$20,000,000 and/or individual sublimit at any one time.

Facilities 1.3 and 1 4 shall make reference to the Agreement dated 18/09/2018, the Accession Letter dated 10/10/2018 and the supplementary letter dated 29/11/2018 (Ref: E/2018/106993/CP/AT/JL).

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	2 PRIVATE & CONFIDENTIAL

2.	PURPOSE

2.1	Interest Rate Derivatives	: For interest rate derivative transactions (including, interest rate swaps up to 5 years.

2.2	SGD Specific Advance Facility	: For working capital requirements.

2.3	Standby Letters of Credit	: For the issuance of one or more Standby Letters of Credit.

3.	PRICING

3.1	SGD Specific Advance Facility	: 1.25% p.a. over the Bank’s prevailing Cost of Funds as determined by the Bank for interest periods of up to 6 months at your option.

3.2	Standby Letters of Credit	: As per the Bank’s prevailing schedule of charges.

The rate(s) applicable to the relevant Facility shall hereinafter be referred to as the “Prescribed Rate”. The Bank shall, at its absolute discretion at any time upon notification (but without your consent), be entitled to revise the Prescribed Rate, the periodic rests applicable to the relevant Facility, and the commission, fee or bank charges in respect of any of the Facilities granted to you. Such notification shall be conclusive and binding on you.

For the purpose of this Facility Letter, “Cost of Funds” means in relation to any period the rate payable by the Bank for the cost of borrowing in the currency of the relevant Facility for such period in respect of the relevant amount and (i) in the case of borrowing in Singapore Dollars, it means in relation to any period the rate payable by the Bank for the cost of borrowing in Singapore Dollars for such period in respect of the relevant amount plus the cost of maintaining statutory reserves and liquid assets and/or complying with other requirements as may be imposed from time to time by the Monetary Authority of Singapore (“MAS”) or such other authorities having jurisdiction over banks in Singapore and (ii) in the case of borrowing in foreign currencies, it means in relation to any period the rate payable by the Bank for the costs of borrowing such foreign currencies for such period in respect of the relevant amount plus the cost of maintaining statutory reserves and liquid assets and/or complying with other requirements as may be imposed from time to time by MAS or such other authorities having jurisdiction over banks in Singapore.

For the avoidance of doubt, the revised pricing and/or Prescribed Rate shall include among others, the aggregate of the margin, the Bank’s cost of funds (from whatever source it reasonably selects) and any mandatory cost.

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	3 PRIVATE & CONFIDENTIAL

4.	SECURITY/SUPPORT

The Facility will be secured by the following in form and substance satisfactory to the Bank:-

4.1

Existing First Charge of at least 99.99% of the shares of Agorae Pte Ltd held by Junique Laurent Bernard Marie or such other security over securities, shares, stocks, bonds, notes, interest or units in mutual funds or unit trust schemes or other collective investment schemes, in form and substance acceptable to the Bank and as required by the Bank from time to time, whether quoted or otherwise (hereinafter referred to as the “Charged Securities”).

4.2

Existing First Charge of all your shares held by Agorae Pte Ltd or such other security over securities, shares, stocks, bonds, notes, interest or units in mutual funds or unit trust schemes or other collective investment schemes, in form and substance acceptable to the Bank and as required by the Bank from time to time, whether quoted or otherwise (hereinafter referred to as the “Charged Securities”).

4.3	Existing First Closed Charge of all shares of the operating entities, including but not limited to

(i)	100% of Teledirect Telecommerce Sdn Bhd held by you;

(ii)	99.95% of Teledirect Telecommerce (Philippines) Inc. held by Agorae Pte Ltd;

or such other security over securities, shares, stocks, bonds, notes, interest or units in mutual funds or unit trust schemes or other collective investment schemes, in form and substance acceptable to the Bank and as required by the Bank from time to time, whether quoted or otherwise (hereinafter referred to as the “Charged Securities”).

4.4	New First Closed Charge of all shares of the operating entities

(i)

100% of Teledirect Telecommerce (Thailand) Limited held by you and Anchalee Siripanichwong and Weerawan Chongvisal to be completed within 60 days upon disbursement of the Refinancing Facility to be granted to you;

4.5

Execution of such transfer or other forms and notices as may be required by the Bank from time to time in favour of the Bank or such other party as the Bank may in its absolute discretion direct or nominate and deliver the certificates relating to the Charged Securities (under Clauses 4.1 to 4.4 and 4.15) to the Bank or to its nominee(s).

4.6	Existing Debenture incorporating a Fixed and Floating First Charge over all your present and future assets.

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[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	4 PRIVATE & CONFIDENTIAL

4.7	Existing Debenture incorporating a Fixed and Floating charge over existing and future assets of Agorae Pte Ltd.

4.8

Existing Fixed Charge over Accounts Receivables of debtors (except Singapore Airlines Limited (“SIA”) Krisflyer charged to Export Credit Insurance Corporation of Singapore (“ECICS”)) that makes up 20% of total Accounts Receivables.

4.9	Existing Charge of Cash and Security Agreement (First Party) over your operating account(s) maintained with the Bank.

4.10

Existing Subordination Deed by Junique Laurent Bernard Marie in respect of all liabilities owed to him by Agorae Pte Ltd including loans and advances he has provided for the Acquisition and any other loans he has provided, shall be subordinated to this Facility.

“Acquisition” means the acquisition by Agorae Pte Ltd from the Vendor (WPP Singapore Pte. Ltd.) of 800,700 of your shares.

4.11	Existing Deed of Subordination by the shareholders and/or related companies for all loans extended to you.

4.12

Existing Deed of Subordination by Junique Laurent Bernard Marie in respect of all liabilities owed to him by you, present and/or future, including loans and advances he has provided (or may, in future provide), shall be subordinated to this Facility.

4.13	Existing Deed of Guarantee and Indemnity for all monies dated 18/09/2018 from Junique Laurent Bernard Marie.

4.14	Existing Deed of Guarantee and Indemnity for all monies under the Facilities Agreement dated 18/09/2018 from Agorae Pte Ltd.

4.15

Existing First Charge of all your shares held by Junique Laurent Bernard Marie or such other security over securities, shares, stocks, bonds, notes, interest or units in mutual funds or unit trust schemes or other collective investment schemes, in form and substance acceptable to the Bank and as required by the Bank from time to time, whether quoted or otherwise (hereinafter referred to as the “Charged Securities”).

5.	INTEREST RATE DERIVATIVES FACILITIES

5.1

With regard to any transaction relating to the Interest Rate Derivatives Facilities that are granted to you, you shall allow the Bank a right of first refusal to enter into any such transaction with you. All such transactions shall be subject to the terms of an ISDA Master Agreement entered or to be entered into between you and the Bank.

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[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	5 PRIVATE & CONFIDENTIAL

6.	SGD SPECIFIC ADVANCE FACILITY

Availability/drawdown:

6.1

Subject to the availability of funds to the Bank the SGD Specific Advance Facility (“SGD SAF”) will be available for drawdown by you from time to time on a revolving basis provided always that at any one time the aggregate principal sum of all advances made under the SGD SAF and remaining unpaid shall not exceed the SGD SAF limit applicable at that time.

6.2	Subject to the Bank’s absolute discretion to permit otherwise:-

(a)	Each advance from the SGD SAF shall be of an amount of not less than S$100,000 and of integral multiples of S$100,000.

(b)

The duration of each interest period shall be up to 6 months as notified to the Bank in your Notice of Drawing relating thereto. You shall select such interest periods as which shall enable you to comply with your obligations under this Facility Letter.

(c)	Each interest period shall start on the last day of the preceding such period and the first interest period shall begin on the date of the first advance.

(d)	The Notice of Drawing under the SGD SAF:-

i.	subject to the Bank’s absolute discretion to permit otherwise, shall be given by you to the Bank not later than 11.00 a.m. on the third Business Day prior to the intended date of advance;

ii.	must specify a proposed date of the advance which is a Business Day; and

iii.	must be in writing in the form attached to this Facility Letter and shall be irrevocable and binding on you.

(e)	If you fail to give the Notice of Drawing in accordance with paragraphs (b) and (d) above, the interest period shall, subject to the other provisions of this Clause, be 1 month.

(f)

Any interest period which would otherwise end on a non-Business Day shall end on the next Business Day in that calendar month if there is one, or if there is not, on the immediately preceding Business Day.

Repayment:

6.3	The SGD SAF is repayable on demand. Without prejudice to the aforesaid, each advance with interest thereon shall be repaid on its due date or rolled over at the Bank’s absolute discretion.

6.4	Prepayment of drawings is permitted but subjected to break funding cost

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	6 PRIVATE & CONFIDENTIAL

6.5	Amounts drawn under the SGD SAF can only be redrawn on its due date.

7.	TRADE FACILITIES

Standby Letter of Credit

7.1	The Standby Letters of Credit shall be in format acceptable to the Bank.

7.2	To be solely issued to OCBC Wing Hang China for purpose of securing facilities to entities within your group and within China.

Other Condition in relation to Trade Facilities

Notwithstanding anything to the contrary, the availability of any of the Trade Facilities stated above is subject to the absolute discretion of the Bank. As such, the Bank shall have the absolute discretion to reject your application for the Trade Facilities stated above and the Bank shall not be under any obligation whatever to render you any reason for its decision.

8.	FINANCIAL COVENANTS

8.1	You shall maintain your Tangible Networth at not less than S$16,000,000 at all times.

Tangible Networth is defined as Networth less the sum of Intangibles.

8.2	Your Leverage shall not exceed 1.5 times at all times.

Leverage is defined as Total Liabilities over Tangible Networth.

8.3	You shall procure that Agorae Pte Ltd maintains consolidated Tangible Networth of not less than S$55,000,000 at all times.

Tangible Networth is defined as Networth less the sum of Intangibles.

8.4	You shall procure that Agorae Pte Ltd consolidated Leverage shall not exceed 1.5 times at all times.

Leverage is defined as Total Liabilities over Tangible Networth.

8.5	You shall procure that Agorae Pte Ltd maintains consolidated Debt Service Coverage Ratio (“DSCR”) of not less than 3.0 times at all times.

DSCR is defined as Earnings Before Interest, Tax, Depreciation and Amortisation (“EBITDA”) divided by short term debt, current portion of long term loan and interest repayments.

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	7 PRIVATE & CONFIDENTIAL

9.	CONDITIONS PRECEDENT TO AVAILABILITY OF FACILITIES

Applications by you to use the Facilities will not be accepted by the Bank unless you comply with all the conditions/covenants set out in this Facility Letter and such other provisions as the Bank may determine from time to time, and upon:-

9.1	receipt of the following (where applicable) in form and substance acceptable to the Bank, including but not limited to:-

(i)

Copy of your Certificate of Incorporation and Memorandum and Articles of Association and that of the guarantors, mortgagors, third party depositors and any persons (other than you) providing security for the Facilities (collectively “the Surety”), certified as a true copy by a Director or the Company Secretary.

(ii)

Copy of your Board Resolutions and Shareholders’ Resolutions (if required by the Bank) and that of the Surety, if a corporation, in the Bank’s prescribed format and duly certified as a true copy by two Directors or a Director and the Company Secretary.

(iii)

The duplicate of this Facility Letter and all security and support documents containing such terms and conditions as the Bank may in its absolute discretion require duly executed, stamped (where applicable) and perfected.

(iv)	Statement Containing Particulars of Charge in respect of the relevant security documents for filing with the Accounting and Corporate Regulatory Authority.

(v)	Form of Confirmation and Consent duly executed by the existing Guarantors.

(vi)	All approvals or consents (government, regulatory, corporate or otherwise) required in connection with the Acquisition and the Facility have been obtained.

(vii)	Duly executed ISDA Master Agreement.

(viii)	Schedule to the Master Agreement.

(ix)	Risk Disclosure Statement.

(x)	Board Resolutions authorising your entry into the ISDA Master Agreement and transact in swap and derivative transactions.

9.2	the following conditions being satisfied:-

(a)

There is no material adverse change in your financial condition, operating environment, management or any other conditions which in the opinion of the Bank will materially affect your ability to perform your obligations under this Facility Letter.

EB CDT

[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	8 PRIVATE & CONFIDENTIAL

(b)

There exists no event of default as set out in the Bank’s Standard Terms and Conditions Governing Banking Facilities or any other event which would, with the giving of notice or passing or lapse of time and/or a relevant determination, constitute an event of default.

(c)

All representations and warranties contained in this Facility Letter and in the Bank’s Standard Terms and Conditions Governing Banking Facilities have been complied with and would be correct in all respects if repeated on the date of advance, drawdown or availment of each of the Facilities by reference to the circumstances then existing.

(d)	You shall provide any other document(s) as may be required by the Bank from time to time and adhere to and abide by all other conditions precedent as the Bank may in its absolute discretion impose.

10.	BREAKFUNOING COSTS

10.1

If you fail to effect drawdown in respect of the SGD SAF, or satisfy the conditions for advance after the Notice of Drawing has been given by you, in addition to the other remedies of the Bank hereunder, you shall on demand, pay to the Bank such amount as the Bank may certify as necessary to compensate it for any costs incurred by the Bank resulting from your failure to effect the drawdown or a failure to satisfy the conditions for the advance, including but not limited to losses from re-employment of funds borrowed or contracted for to fund the advance at rates lower than the cost of such funds.

10.2

Any breakfunding costs incurred by the Bank, in respect of any amount prepaid before its original due date or in unwinding its funding prematurely (as determined by the Bank in its sole discretion) shall be borne by you and payable on the Bank’s demand notwithstanding that the prepayment or full settlement before the maturity of the Facilities is requested by the Bank.

11.	DEFAULT INTEREST

11.1

Default interest shall be payable at the rate of 4.75% p.a. over the Bank’s Cost of Funds prevailing from time to time for financing in Singapore Dollars or such other rates as may be determined by the Bank in its absolute discretion on the following:-

(a)	any part of the Facilities that is not paid on due date or upon demand, as the case may be; and

(b)	any utilisation in excess of the approved limit of the Facilities.

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[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	9 PRIVATE & CONFIDENTIAL

12.	OTHER TERMS AND CONDITIONS

12.1	You shall maintain a minimum amount equivalent to a S$1,900,000 in the Debt Servicing Reserve Account maintained with the Bank at all times.

12.2	You shall procure that Junique Laurent Bernard Marie shall at all times:-

(a)	owns (directly or indirectly) at least 50% of your issued and paid-up share capital.

(b)

(i) is appointed as your Chief Executive Officer (ii) has and maintains the power to direct and (iii) is and remains actively involved in your management and in control throughout the tenure of the Facility.

12.3	You shall not declare dividends in excess of 50% of your net profits after tax throughout the tenure of the Facilities.

12.4	You shall maintain and shall procure that Teledirect Telecommerce Sdn Bhd maintains operating account with OCBC Bank (Malaysia) Berhad.

12.5

You and your group of companies shall give the Bank the first right to pitch for trade and working capital, treasury (include interest hedging and foreign exchange) and/or corporate finance businesses throughout the tenure of the Facilities.

12.6	There shall be no dividends restriction on Teledirect Pte Ltd Group by other lenders.

12.7

There shall be no granting of loans or guarantees or making of investments by you to any company within Teledirect Group or to any third party, other than (i) in the normal course of business or (ii) those disclosed and agreed prior to the execution of the Facility Agreement.

12.8	Negative Pledge

So long as any monies remain outstanding and unpaid to the Bank, the Teledirect Pte Ltd Group (defined as you and your subsidiaries) will not create or have outstanding any security on or over the whole or any part of their present or future property, undertaking, assets or revenue of any kind to secure indebtedness except for:-

(i)	Existing security which has been disclosed to the Bank provided there is no increase in the amount already secured;

(ii)	Liens or rights of set-off arising solely by operation of law in the ordinary course of business; and

(iii)

Any security on or over their respective assets acquired or developed by it for the sole purpose of financing the acquisition or development of such assets and securing a principal amount not exceeding the cost of that acquisition or development.

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[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	10 PRIVATE & CONFIDENTIAL

12.9	Documentation

This offer is subject to completion of all documentation (as the Bank may require) in form and substance acceptable to the Bank. If the documentation are not completed within three (3) months from the date of acceptance of this Facility Letter, then this offer will lapse, unless the Bank in its absolute discretion agrees in writing to extend this offer.

12.10	Applications

Each application by you to use the Facilities in whole or in part shall be a request by you to the Bank to extend financing on the terms set out or referred to in this Facility Letter. No commitment by the Bank to extend financing shall arise until any application by you is accepted by the Bank either expressly or by the Bank extending financing to you.

You shall, unless otherwise agreed to by the Bank, maintain at least one operating account with the Bank for the day-to-day operation of your business for so long as any sum remains owing under the Facilities. You agree that the volume of your transactions including FX spot, forward and derivative transactions and Interest Rate swap and derivative transactions with the Bank would reasonably correspond with the utilization of the Facilities as well as the level and nature of your business activities.

To the extent that the same are not inconsistent with the express terms herein, the Bank’s Standard Terms and Conditions Governing Banking Facilities and any amendments, supplements or replacements thereto from time to time shall form part of and be deemed to be incorporated in this offer.

This Facility Letter when accepted will supersede the Bank’s previous Facility Letter(s) to you except for the Refinancing and Banker’s Guarantee Facilities.

The Bank reserves the right to request you, from time to time, to furnish it with documentary evidence (in form and substance acceptable to the Bank) showing your compliance with all the terms and conditions required by the Bank and to execute any further document(s) deemed necessary by the Bank.

We trust that the above terms and conditions are acceptable to you. This offer will lapse after 14 days from the date of this Facility Letter, unless otherwise arranged.

Please signify your acceptance by signing and returning to us the duplicate copy of this Facility Letter together with a certified copy of your Board Resolution(s) in the form attached. Notwithstanding your failure to accept and return this Facility Letter within the deadline set out above, the use of the Facilities by you shall be deemed as your acceptance of all terms and conditions as stated.

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[OCBC Bank Logo]	Oversea-Chinese Banking Corporation Limited 65 Chulia Street OCBC Centre Singapore 049513 Co.Reg.No.: 193200032W

Our Ref: E/2019/109923/CP/TT/RC TELEDIRECT PTE LTD	11 PRIVATE & CONFIDENTIAL

If you have any queries, please do not hesitate to contact Tim Tee at 6530 7417 who shall be pleased to assist you.

We are pleased to be of service to you and look forward to hearing from you in due course.

Yours faithfully

for OVERSEA-CHINESE BANKING CORPORATION LIMITED

/s/ Tim Tee	/s/ Lee Hwee Boon
Tim Tee Deputy Director Global Enterprise Banking	Lee Hwee Boon Head, Middle Markets & Services Global Enterprise Banking

We hereby accept the Facilities on the terms and conditions contained in this Facility Letter and in the Bank’s Standard Terms and Conditions Governing Banking Facilities (OCBC Legal I Oct 2018).

We confirm there is no change to our Memorandum and Articles of Association.

We hereby authorise the Bank to debit all interest payable, costs, charges, monthly payment instalments and fees including processing fees and insurance premium, if any, from our Current Account No:                                                   or any other account which we have or may have with the Bank.

For and on behalf of TELEDIRECT PTE LTD Name of Authorised Signatory(ies): Date:

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